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EXHIBIT 3.21

ARTICLES OF INCORPORATION

OF

CORNELL CORRECTIONS OF ALASKA, INC.

(An Alaska Business Corporation Incorporated
Under the Alaska Corporations Code: AS 10.06 et seq.)

        The undersigned, a citizen of State of Alaska and natural person of the age of eighteen years or more, acting as incorporator of this Corporation under the Alaska Corporations Code (Alaska Statute 10.06 et seq.), does hereby adopt the following Articles of Incorporation for such Corporation:

ARTICLE I. CORPORATE NAME

        The name of the Corporation shall be CORNELL CORRECTIONS OF ALASKA, (hereinafter referred to as the "Corporation").

ARTICLE II. CORPORATE EXISTENCE

        The Corporation shall have perpetual duration.

ARTICLE III PURPOSES AND POWERS

        The purpose for which this Corporation is organized is to engage in the business of operating private prison facilities, and any other lawful act, business, trade, or activity for which corporations may be organized under the Alaska Corporations Code.

        The Corporation. shall have the authority to engage in any and all such activities as are incidental or conducive to the foregoing purpose or purposes of the Corporation and to exercise any and all powers authorized. or permitted under any laws that may be now or hereafter applicable or available to the Corporation.

ARTICLE IV. ALIEN AFFILIATES

        There are no alien affiliates of this Corporation.

ARTICLE V. SHARES

        The aggregate number of shares which the Corporation may issue shall be one hundred thousand (100,000) shares of common stock.

ARTICLE VI. REGISTERED OFFICE AND AGENT

        The name of the Corporation's initial registered agent and the address of the initial registered office is:

Birch, Horton, Bittner and Cherot
ATTN: Kathryn A. Black
1127 West 7th Avenue
Anchorage, Alaska 99501

ARTICLE VII. DIRECTORS

        The number of Directors constituting the Board of Directors of the Corporation shall be determined in accordance with the provisions of the Alaska Corporations Code and set out in the Bylaws of the Corporation.

ARTICLE VIII. DIRECTOR LIABILITY

        Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for acts or omissions that occur after the effective date of these Articles of Incorporation nor the breach of their fiduciary duty as a Director provided, however, that such exemption from liability shall not apply to (i) a breach of a Director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or neg1igent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derives an improper personal benefit.

ARTICLE IX. BYLAW AMENDMENTS

        The Bylaws of the Corporation may he adopted, amended, or repealed, in the manner prescribed by law, either by approval of the shareholders or the Board of Directors, except as otherwise provided by law.

ARTICLE X. INCORPORATOR

        The name and address of the incorporator of this Corporation is as follows:

Kathryn A. Black
Birch, Horton, Bittner and Cherot
1127 West 7th Avenue
Anchorage, Alaska 99501

        IN WITNESS WHEREOF, the undersigned, being the sole original incorporator hereinabove named, has executed these Articles of Incorporation this 3rd day of August, 1998.

/s/ KATHRYN A. BLACK Kathryn A. Black

VERIFICATION

        I, Kathryn A. Black, say on oath or affirm that I have read the foregoing Articles of Incorporation of Cornell Corrections of Alaska, Inc., and believe all statements made in such Articles of Incorporation are true.

        DATED this 3rd day of August, 1998, at Anchorage, Alaska.

/s/ KATHRYN A. BLACK Kathryn A. Black

        SUBSCRIBED AND SWORN TO before me this 3rd day of August, 1998, at Anchorage, Alaska.

/s/ LINDA C. [ILLEGIBLE] Notary Public in and for Alaska My commission expires: 11-8-98

The S.I.C. Code for this Corporation is
8999, Miscellaneous Services.

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ARTICLES OF INCORPORATION OF CORNELL CORRECTIONS OF ALASKA, INC.